EXHIBIT 99

 Direct General Corporation Announces Its Fourth Quarter Results and
                       Record Earnings for 2004

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 8, 2005--Direct General Corporation (NASDAQ:DRCT) today announced its results of operations for the fourth quarter of 2004. In addition, the Company announced a record level of net income for the year of $54.0 million, which represents a 25.3% increase from $43.1 million in 2003. The Company's return on average equity exceeded 25% in 2004.
    For the fourth quarter of 2004, net income was $8.6 million or $0.38 per share, on a diluted basis. Comparatively, net income for the fourth quarter of 2003 was $11.4 million or $0.51 per diluted share. As previously announced, the Company's earnings in the fourth quarter of 2004 were adversely affected by an increase to loss reserves, which decreased net income for the quarter by $7.1 million or $0.31 per diluted share. The impact of reserve increases in the fourth quarter of 2003 was not significant.
    William Adair, Chairman, CEO and President stated, "Despite the strengthening of reserves in the fourth quarter and the financial impact of the unprecedented level of hurricanes that struck Florida and other southeastern states in the third quarter, Direct still produced net income of $54 million in 2004, a 25% increase over the prior year and the highest level of income in our history. Direct is entering 2005 as a sound and profitable company with a great business model and solid growth potential."
    For the three months ended December 31, 2004, gross premiums written increased 1.3% to $104.2 million, as compared to the same period in 2003. Over this same period, gross revenues, a non-GAAP financial measure that the Company uses as the primary measure of the underlying growth of our revenue streams from period to period, increased 4.1% to $130.6 million. Gross revenues is reconciled to total revenues in the Selected Financial Data and Key Ratios Table accompanying this press release. Net premiums written for the fourth quarter of 2004 decreased 0.3% to $96.8 million as compared to the fourth quarter of 2003 as a result of a slight increase in the percentage of business ceded to reinsurers to 7.1% from 5.6%. Net premiums earned, a function of net premiums written in the current and prior periods, were $98.9 million and $68.7 million in the quarters ended December 31, 2004 and 2003, respectively.
    Net loss ratios, which include both losses and loss adjustment expenses, were 82.0% and 72.8% for the fourth quarter of 2004 and 2003, respectively. The combined ratio was 89.9% in the fourth quarter of 2004, as compared to 75.8% for the corresponding period in 2003. For the year, the net loss and combined ratios were 75.7% and 80.0%, respectively, as compared to 73.6% and 74.7% in 2003.

    Conference Call

    The Company will hold a one-hour conference call to discuss its fourth quarter 2004 results at 11:00 a.m. (EST), February 9, 2005. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      (Unaudited)
                   Three Months Ended      Twelve Months Ended
                      December 31,             December 31,
                   ---------------------------------------------------
                                           (Unaudited)
                    2004     2003   % Change  2004     2003  % Change
                   ---------------------------------------------------

                         (In thousands - except per share amounts)
Revenues
  Premiums earned  $98,884  $68,712    43.9 $372,506 $228,529    63.0
  Finance income    12,032   11,193     7.5   49,190   44,886     9.6
  Commission and
   service fee
   income           11,281    9,294    21.4   48,630   33,579    44.8
  Net investment
   income            3,122    2,118    47.4   10,808    6,730    60.6
 Net realized gains
  (losses) on
  securities and
  other               (189)     (40) (372.5)     (43)    3,393 (101.3)
----------------------------------------------------------------------
    Total revenues 125,130   91,277    37.1  481,091  317,117    51.7
----------------------------------------------------------------------
Expenses
 Insurance losses
  and loss
  adjustment
  expenses          81,117   50,018    62.2  281,969  168,196    67.6
 Selling, general
  and
  administrative
  costs             29,751   21,088    41.1  108,532   74,493    45.7
 Interest expense    1,336    1,442    (7.4)   5,484    6,376   (14.0)
----------------------------------------------------------------------
    Total expenses 112,204   72,548    54.7  395,985  249,065    59.0
----------------------------------------------------------------------
 Income before
  income taxes      12,926   18,729   (31.0)  85,106   68,052    25.1
 Income tax expense  4,325    7,317   (40.9)  31,121   24,960    24.7
----------------------------------------------------------------------
     Net income      8,601   11,412   (24.6)  53,985   43,092    25.3
----------------------------------------------------------------------
 Preferred stock
  dividends -
  Series B               -        -      NM        -      345      NM
----------------------------------------------------------------------
     Net income
      available to
      common
      shareholders  $8,601  $11,412   (24.6) $53,985  $42,747    26.3
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income
  available to
  common
  shareholders      $8,601  $11,412          $53,985  $42,747
 Dividends paid to
  preferred
  shareholders           -        -                -      639
-----------------------------------         ------------------
 Income for
  purposes of
  computing diluted
  earnings per
  common share      $8,601  $11,412          $53,985  $43,386
-----------------------------------         ------------------
Denominator:
 Weighted average
  common shares
  outstanding     22,360.0 21,350.6         22,114.9 15,609.4
 Dilutive stock
  options            422.9    918.6            572.3    712.1
 Dilutive warrants       -        -                -     84.3
 Dilutive preferred
  stock                  -        -                -  3,273.8
------------------------------------        ------------------
 Weighted average
  common shares
  outstanding for
  purposes of
  computing diluted
  earnings per
  common share    22,782.9 22,269.2         22,687.2 19,679.6
------------------------------------        ------------------

Basic earnings per
 common share        $0.38    $0.53            $2.44    $2.74
------------------------------------        ------------------
Diluted earnings
 per common share    $0.38    $0.51            $2.38    $2.20
------------------------------------        ------------------

NM = Not Meaningful


              DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                         (Unaudited)
                                           Dec. 31,  Dec. 31,
                                             2004     2003    % Change
                                         -----------------------------
                                             (In thousands)
Assets
 Investments:
   Debt securities available-for-sale,
    at fair value                          $334,816 $264,998     26.3
   Short-term investments                     1,663    1,322     25.8
----------------------------------------------------------------------
       Total investments                    336,479  266,320     26.3
 Cash and cash equivalents                   70,988   87,342    (18.7)
 Finance receivables, net                   214,180  201,271      6.4
 Reinsurance balances receivable             35,671   57,472    (37.9)
 Prepaid reinsurance premiums                29,544   56,397    (47.6)
 Other assets                               100,590   82,352     22.1
----------------------------------------------------------------------
       Total assets                        $787,452 $751,154      4.8
----------------------------------------------------------------------

Liabilities and Shareholders' Equity
 Loss and loss adjustment expense
  reserves                                 $124,858 $112,618     10.9
 Unearned premiums                          223,303  213,250      4.7
 Reinsurance balances payable and funds
  held                                       33,996   62,223    (45.4)
 Notes payable                              135,626  148,946     (8.9)
 Other liabilities                           24,588   36,722    (33.0)
----------------------------------------------------------------------
       Total liabilities                    542,371  573,759     (5.5)
----------------------------------------------------------------------

----------------------------------------------------------------------
 Shareholders' equity
     Common stock                           108,884   91,853     18.5
     Retained earnings                      136,178   85,735     58.8
     Accumulated other comprehensive
      income (loss)                            (260)    (193)   (34.7)
     Other                                      279        -       NM
----------------------------------------------------------------------
       Total shareholders' equity           245,081  177,395     38.2
----------------------------------------------------------------------
          Total liabilities and
           shareholders' equity            $787,452 $751,154      4.8
----------------------------------------------------------------------

NM = Not Meaningful

                      DIRECT GENERAL CORPORATION
                SELECTED FINANCIAL DATA AND KEY RATIOS

   The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):


                       (Unaudited)
                   Three Months Ended        Twelve Months Ended
                      December 31,               December 31,
                  ----------------------------------------------------
                                     %       (Unaudited)          %
                    2004   2003   Change        2004    2003    Change
                  ----------------------------------------------------
Gross premiums
 written
   Florida         $54.0  $52.6     2.7        $243.3  $223.5     8.9
   Tennessee        13.0   13.9    (6.5)         64.5    63.0     2.4
   Georgia           7.9    8.0    (1.3)         33.7    32.2     4.7
   Louisiana         6.6    7.3    (9.6)         32.8    31.3     4.8
   Texas             6.8    5.5    23.6          29.6    15.6    89.7
   Mississippi       5.2    5.0     4.0          25.3    22.3    13.5
   All other
    states          10.7   10.6     0.9          52.7    47.3    11.4
----------------------------------------------------------------------
Gross premiums
 written          $104.2 $102.9     1.3        $481.9  $435.2    10.7
Ancillary income    23.3   20.5    13.7          97.8    78.5    24.6
Net investment
 income              3.1    2.1    47.6          10.8     6.7    61.2
----------------------------------------------------------------------
   Gross revenues
    (1)            130.6  125.5     4.1         590.5   520.4    13.5
Ceded premiums
 written            (7.4)  (5.8)   27.6         (72.5) (140.1)  (48.3)
Change in net
 unearned
 premiums            2.1  (28.4) (107.4)        (36.9)  (66.6)  (44.6)
Net realized
 gains on
 securities and
 other              (0.2)   0.0      NM           0.0     3.4      NM
----------------------------------------------------------------------
   Total revenues $125.1  $91.3    37.0        $481.1  $317.1    51.7
----------------------------------------------------------------------
Gross premiums
 written          $104.2 $102.9     1.3        $481.9  $435.2    10.7
Ceded premiums
 written            (7.4)  (5.8)   27.6         (72.5) (140.1)  (48.3)
----------------------------------------------------------------------
   Net premiums
    written        $96.8  $97.1    (0.3)       $409.4  $295.1    38.7
----------------------------------------------------------------------
Gross premiums
 earned           $117.0 $106.6     9.8        $471.8  $394.9    19.5
Ceded premiums
 earned            (18.1) (37.9)  (52.2)        (99.3) (166.4)  (40.3)
----------------------------------------------------------------------
   Net premiums
    earned         $98.9  $68.7    44.0        $372.5  $228.5    63.0
----------------------------------------------------------------------
Key Financial
 Ratios
-----------------
Loss ratio - net
 (2)                82.0%  72.8%                 75.7%   73.6%
Expense ratio -
 net (3)             7.9%   3.0%                  4.3%    1.1%
----------------------------------------------------------------------
  Combined ratio
   - net (4)        89.9%  75.8%                 80.0%   74.7%
----------------------------------------------------------------------

   (1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (excluding realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

   (2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

   (3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

   (4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.

    CONTACT: Direct General Corporation
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directgeneral.com
             www.direct-general.com